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Exhibit 1.1

Corporations Law
A Company Limited by Shares
CONSTITUTION

OF

DUKETON GOLDFIELDS LIMITED
A.C.N. 009 212 328

Name Change To Genetic Technologies Limited On 29 August 2000
 Australian Company Services Pty Limited
ACN 003 961 733
Level 7, 14 Martin Place
Sydney NSW 2000
Ph: (02) 9224 8925    Fax: (02) 9224 8995

Dennis Corporate Services Pty Limited
Attn: Ian Dennis
2 Holdsworth Avenue
St Leonards NSW 2065

Remove this top section if desired before framing

Certificate of Registration
on Change of Name

This is to certify that

DUKETON GOLDFIELDS LIMITED

Australian Company Number 009 212 328

did on the twenty-ninth day of August 2000 change its name to

GENETIC TECHNOLOGIES LIMITED

Australian Company Number 009 212 328

The company is a public company.

The company is limited by shares.

The company is taken to be registered as a company
under the Corporations Law of Western Australia.

      Issued by the
      Australian Securities and Investments Commission
      this twenty-ninth day of August, 2000.

      Alan Cameron
      Chairman

Form 240

Dennis Corporate Services Pty Limited
Attn: Ian Dennis
2 Holdsworth Avenue
Greenwich NSW 2065

Remove this top section if desired before framing

Certificate of Registration
on Change of Type

This is a certify that

DUKETON GOLDFIELDS NL

Australian Company Number 009 212 328

on the fifteenth day of October 1999 converted to

a company limited by shares

and that the name of the company is now

DUKETON GOLDFIELDS LIMITED

Australian Company Number 009 212 328

The company is a public company.

The company is taken to be registered as a company
under the Corporations Law of Western Australia.

      Issued by the
      Australian Securities and Investments Commission
      on this fifteenth day of October, 1999.

      Alan Cameron
      Chairman

Corporations Law
A Company Limited by Shares
CONSTITUTION

OF

DUKETON GOLDFIELDS LIMITED
A.C.N. 009 212 328
Australian Company Services Pty Limited
ACN 003 961 733
Level 7, 14 Martin Place
Sydney NSW 2000
Ph: (02) 9224 8925    Fax: (02) 9224 8995

CONSTITUTION

OF

DUKETON GOLDFIELDS LIMITED
(formerly Duketon Goldfields NL)
A.C.N. 009 212 328

TABLE OF CONTENTS

Page No.

DUKETON GOLDFIELDS LIMITED
ACN 009 212 328

A Company Limited by Shares

Registered under the Corporations Law of Western Australia

CONSTITUTION

1.
The Replaceable Rules referred to in Section 141 of the Corporations Law shall not apply to this Company.

Interpretation

2.
In this Constitution the following terms shall have the meanings respectively set out after them unless the context or subject matter requires otherwise.

  "ASIC" means the Australian Securities & Investments Commission;

  "ASX" means the Australian Stock Exchange Limited;

  "Auditor" means any person appointed to perform the duties of an auditor of the Company;

  "Board" means the whole or any number of the Directors for the time being assembled at a Meeting of Directors and not being less than a quorum;

  "Branch Register" means any register of Members authorised and established outside the State in accordance with this Constitution;

  "Business days" means Monday to Friday inclusive, except New Year's Day, Good Friday, Easter Monday, Christmas Day, Boxing Day, and any other day that ASX declares is not a business day;

  "Capital" means the capital for the time being of the Company;

  "Certified Holding" means a holding of shares by a Member who has not waived a certificate under Clause 10 and 11 of this Constitution;

  "Chairman" means Chairman of the Board of Directors;

  "CHESS" means the Clearing House Electronic Subregister System established and operated by ASX Settlement and Transfer Corporation Pty Limited, AGN 006 504 532 for:

  (a)
  the clearing and settlement of transactions in CHESS approved securities;

  (b)
  the transfer of securities; and

  (c)
  the registration of transfers.

  "CHESS Approved Securities" means securities of a company for which CHESS approval has been given in accordance with the SCH Business Rules;

  "Company" means Duketon Goldfields Limited;

  "Constitution" means the Constitution of the Company in force from time to time;

  "Directors" means the Directors for the time being of the Company or the Directors assembled as a Board and, unless the context otherwise requires, includes all Alternate Directors;

  "Dividend" includes Bonus;

  "Executive Director" means a Director in full time employment of the Company and includes the Managing Director;

  "Home Branch" means the branch of ASX designated to the Company by ASX as the Company's home branch for administrative purposes;

  "In writing" or "Written" includes printing, facsimile transmission, lithography, photography or other means or representing or reproducing words in a visible form;

  "Law" means the Corporations Law and includes an amendment or re-enactment of same or any legislation passed in substitution;

  "Listing Rules" means the Listing Rules of the ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX;

  "Managing Director" means any person appointed to perform the duties of managing director of the Company;

  "Meeting" means a meeting of Members duly called and constituted in accordance with this Constitution and any adjourned holding of such meeting;

  "Member", "Shareholder" or "Holder" means any person entered in the Register as a Member for the time being of the Company;

  "Member Present" a reference to a "Member present" is a reference to a Member present at any General Meeting of the Company in person or by proxy or attorney, or in the case of a corporation, by a duly appointed representative;

  "Office" means the Registered Office for the time being of the Company;

  "Official List" means the Official List of Companies that ASX has admitted and not removed;

  "Prescribed Interest Rate" means the rate determined by the Directors for the purpose of this constitution, and in the absence of a determination means 10% per annum;

  "Proper SCH Transfer" means a SCH regulated transfer that is effected in accordance with the SCH Business Rules or that is taken by Section 1097D of the Corporations Law to be a proper SCH Transfer;

  "Record Date" means 5.00 p.m. (in the case of a proper SCH transfer, a later time permitted by the SCH Business Rules) on the date a Company specifies for lodging transfers for the purpose of identifying the persons who are entitled to dividends, interest, new securities, rights to priority of applications for issues of securities, or any other entitlement.

  "Register" means the Register of Members to be kept pursuant to the Law and where the context requires shall also include any Branch Register;

  "Resolution" means a resolution other than a special resolution;

  "Restricted Securities" means:

  (a)
  securities issued in the circumstances set out in Appendix 9B

  (b)
  securities that, in ASX's opinion, should be treated as restricted securities;

  "Restriction Agreement" means a restriction agreement entered into by the Company under the Listing Rules;

  "SCH Business Rules" means the business rules of the Securities Clearing House in force from time to time;

  "SCH Regulated Transfer" means a transfer of CHESS approved securities in accordance with the SCH Business Rules;

  "Seal" means the common seal of the Company and includes any official seal of the Company;

  "Secretary" means any person appointed to perform the duties of Secretary of the Company or any person appointed to act temporarily as such;

  "Securities Clearing House" and "SCH" means ASX Settlement and Transfer Corporation Pty. Limited, ACN 008 504 532 or such other body as is approved under Section 779B of the Corporations Law from time to time;

  "Shares" and "Share" mean the shares of the Company;

  "Special Resolution" means a special resolution as defined in Section 9 of the Corporations Law;

  "State" means the State of New South Wales;

  "Transfer Auditor" means such person as the Board has appointed for the purpose of certifying as to the correctness of transfers of shares and other securities, the allotment of shares and other securities and the issue of certificates in respect of such shares and other securities;

  "Uncertified Holding" means the holding of shares by a Member who has waived his entitlement to a certificate under Clause 10 or a holding of shares by a Member pursuant to a proper SCH transfer;

  A reference to control of the voting power in the Company is a reference to control that is direct or indirect, including control that is exercisable as a result of or by means of arrangements or practices, whether or not having legal or equitable force and whether or not based on legal or equitable rights;

  Headings are for convenience only and shall not be used in the interpretation of this Constitution or of any part of this Constitution.

  Words importing persons shall include partnerships, associations, corporations, companies unincorporated and incorporated, whether by Act of Parliament or otherwise, as well as individuals.

  Words importing the singular number shall include the plural number and vice versa,

  Where any word or phrase is given a defined meaning in this Constitution, any other part of speech or other grammatical form in respect of such word or part of speech shall have a corresponding meaning.

  An expression used in a particular Part or Division of the Corporations Law that is given by that Part or Division a special meaning for the purposes of that Part or Division has, in this Constitution that deals with a matter dealt with by that Part or Division, unless the contrary intention appears, the same meaning as in that Part or Division.

  Words and expressions defined in the Listing Rules shall have the same meaning where used in this Constitution unless the context or subject matter otherwise requires.

Capital and Variation of Rights

3.
Subject to the provisions of this Constitution, the Listing Rules and the Corporations Law and without prejudice to any special rights previously conferred on the holders of any existing shares, the shares in the Company shall be under the control of the Directors who may allot, grant options over or otherwise dispose of the same to such persons on such terms and conditions and having attached thereto such preferred deferred or other rights and either at a premium or at par (subject to the provisions of the Corporations Law) at a discount and at such times as the Directors think fit provided that:

(a)
notwithstanding anything contained in this Constitution, the Directors shall not without prior approval of the Company in General Meeting allot any shares in the Company to any person or company if such allotment would have the effect of transferring a controlling interest in the Company provided that this prohibition shall not apply in any case either where such allotment is pursuant to an offer of shares to the holders of ordinary shares in the Company as nearly as practicable in proportion to their respective shareholdings or where such person or company is already registered as the holder of a majority of the issued shares in the Company prior to such allotments;

  (b)
  whilst the Company is listed by ASX a Director or any person who is an associate of such Director within the meaning of Division 2 of Part 1.2 of the Corporations Law shall not be entitled to participate directly or indirectly in options to take shares granted by or an issue of shares made by the Company except in accordance with the provisions for the time being of the Listing Rules.
4.
Any issue of bonus shares pro-rata issue of shares made by the Company or reorganisation of capital undertaken shall be in accordance with the appropriate timetable in the Listing Rules.

5.
If at any time the Capital is divided into different classes of shares, the rights and privileges attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of that class. The provisions of this Constitution relating to General Meetings shall apply to every such Meeting, except that the necessary quorum shall be Members present holding or representing three quarters of the nominal amount of the issued shares of the class and that any Member present holding shares of the class may demand a poll.

6.
If a quorum is not present at any such General Meeting or if such Resolution is not passed by the necessary majority all or any of such rights and privileges may be varied with the consent in writing of the holders of at least three quarters in nominal value of the issued shares of the class within two (2) calendar months from the date of such Meeting.

7.	(a)	The Company may exercise the power to make payments by way of brokerage or commission conferred by the Law in the manner provided by the Law.
(b)
Payments by way of brokerage or commission may be satisfied by the payment of cash, by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.
(c)
Except as required by Law, the Company shall not recognise a person as holding a share on trust. The Company is not bound or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share (except as otherwise provided by this Constitution or by the Law) any other right in respect of a share except an absolute right of ownership in the registered holder.

Restricted Securities

8.	(a)	Securities classified as restricted securities under a current Restriction Agreement cannot be disposed of during the escrow period except as permitted by the Listing Rules or ASIC.
(b)
The Company must refuse to acknowledge a disposal (including registering a transfer) of securities so classified as restricted securities during the escrow period except as permitted by the Listing Rules or ASIC.
(c)
During the breach of the Listing Rules relating to securities so classified as restricted securities, or a breach of a Restriction Agreement, the holder of the restricted securities is not entitled to any dividend or distribution, or voting rights, in respect of the restricted securities.

Share Certificates

9.
The Company must issue to each Member and optionholder, in the absolute discretion of the Directors, either:

(a)
One or more certificates for the securities held by the person; or

(b)
A statement of holdings required by the SCH business rules.

  A certificate for the securities need not be issued if the Corporations Law so permits. Directors may cancel a certificate and not issue a replacement if the Corporations Law so permits.

10.
The Company is not bound to issue more than one certificate or statement for shares or options held by several persons.

11.
Delivery of a certificate for a share or option or a statement of holding may be effected by delivering it personally to the holder or by posting it in a prepaid envelope addressed to the holder at the address shown in the Register or by delivering or posting the certificate or statement in accordance with the written instructions of the holder. Delivery of a certificate for a share or option or a statement to one of several joint holders is sufficient delivery to all such holders.

12.
If satisfactory evidence has been received by the Company that a certificate for shares has been stolen, lost or destroyed and has not been pledged, charged, sold or otherwise disposed of, and the holder has undertaken in writing to the Company to return the certificate to the Company if it is found or received by the holder, then, subject to Clause 10 and 11, the Company must issue a replacement certificate in accordance with the Corporations Law.

13.
If any certificate for shares has been worn out or defaced and has been cancelled by the Company the person whose name is entered as the Member in respect of those shares in the Register is entitled, subject to Clauses 10 and 11, to receive a replacement certificate in accordance with the Corporations Law.

14.
The Company is not required to register more than three persons as joint share holders if a share.

Lien

15.
The Company has a first and paramount lien on every partly paid share for:

(a)
All due and unpaid calls and instalments in respect of that share;

(b)
Interest at the Prescribed Interest Rate on the amount due from the date it becomes due until payment; and

(c)
Reasonable expenses of the Company in respect of the default on payment and the lien extends to all dividends from time to time declared paid or made in respect of that share.

16.
The Company also has a first and paramount lien on all shares registered in the name of a Member or deceased Member for all money which the Company is required by law to pay (and has paid) in respect of the shares of that Member or deceased Member.

  The Company in every such case:

  (a)
  shall be fully indemnified by such Member or his executor or administrator from all liability;

  (b)
  shall have a first and paramount lien upon all shares registered in the Register or any Branch Register held either jointly or solely by such Member and upon all dividends and other moneys payable in respect thereof for any amounts paid arising under or in consequence of any such law and for any reasonable amount paid in complete or partial satisfaction of such liability and for interest on any amount so paid at the Prescribed Interest Rate from the day of payment to the date of repayment (the 'period) and may deduct from or set off against any such dividend or other money payable to the Members any reasonable expenses paid by the Company together with any interest payable pursuant to this Constitution.

  (c)
  may recover as a debt due from such Member, or his executor or administrator whenever constituted, any moneys paid by the Company under or in consequence of any such law interest thereon at the rate and for the period aforesaid in excess of any such dividend or other money then due or payable by the Company to such Member;

  (d)
  (if any such money is paid by the Company), may refuse to register a transfer of any such shares by any such Member or his executor or administrator until such money with interest is set off or deducted pursuant to this Clause or in case the same exceeds the amount of any such dividend or other money then due or payable by the Company to such Member until such excess is paid to the Company.

  (e)
  Nothing contained in this Clause shall prejudice or affect any right or remedy which any such law may confer or purport to confer on the Company and as between the Company and every such Member, his executors, administrators and estate wheresoever constituted or situated, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.
17.
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien. A share on which the Company has a lien shall not be sold unless a sum payable in respect of which the lien exists is presently payable and the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

18.
For the purpose of giving effect to a sale mentioned in Clause 16, the Directors may authorise a person to transfer the shares sold to the purchaser of the shares. The Company shall register the purchaser as the holder of the shares comprised in any such transfer and he is not bound to see to the application of the purchase money. The title of the purchaser to the shares are not affected by any irregularity in connection with the sale.

19.
The proceeds of a sale mentioned in Clause 16, shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

20.
Any Member whose shares shall have been forfeited shall notwithstanding be liable to pay and shall forthwith pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon from the time of forfeiture until payment at the rate of twelve percent per annum and the Directors may enforce payment of such moneys or any part thereof if they think fit but they shall not be under any obligation to do so.

Calls on Shares

21.	(a)	The Directors may, subject to compliance with the requirements of the Corporations Law and the Listing Rules, make calls on a Member in respect of any money unpaid on the Shares of that Member (whether on account of the nominal value of the Shares or by way of premium) and not by the terms of issue of those Shares made payable at fixed times.
	(b)	A call may be made payable by instalments.
	(c)	The directors may not revoke or postpone a call.
(d)
The Company will give Members notice of any call which shall specify the amount of the call, the time and place of payment, to whom the call is to be paid and give such other information as is required by the Listing Rules.
22.
A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

23.
Each Member shall pay the amount of every call so made on him according to the terms of the notice of such call. The non-receipt of a notice of a call by or the accidental omission to give notice of a call to any of the Members shall not invalidate the call.

24.
If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by instalments at fixed times (whether on account of the nominal value of the share or by way of premium) a call notice must be sent in accordance with the Listing Rules to persons on whom a call is made or from whom an installment is due. Every such amount or instalment shall be payable as if it were a call duly made by the Directors and of which due notice had been given. In case of non-payment the provisions of this Constitution as to payment of interest and expenses forfeiture or otherwise shall apply as if such amount had become payable by virtue of a call duly made and notified.

25.
If any sum called is not paid on or before the date for payment the person front whom the amount is due shall pay interest on the amount (or on so much as remains unpaid from time to time) at such rate as the Directors may determine calculated from the day appointed for the payment thereof till the time of actual payment. The Directors may waive such interest in whole or in part.

26.
The joint holders of shares shall be severally as well as jointly liable for the payment of all amounts of instalments and calls in respect of such shares.

27.
The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

28.
In the event of non-payment of any call the Company may proceed to recover the same with interest and expenses (if any) as provided in this Constitution by action, suit or otherwise without prejudice to the right to forfeit the share of any Member so in arrears and either or both of such rights may be exercised by the Directors in their discretion.

29.
On the trial of any action for the recovery of any call or of any interest or expenses upon or in respect of any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder or one of the holders of the shares in respect of which such debt accrued that the resolution making the call is duly recorded in the minute book, that notice of such call was duly given to the holder of the shares pursuant to this Constitution or in the case of calls or instalments payable at fixed times by the terms of issue of any share or otherwise to prove such terms and that such amount or call has not been paid. It shall not be necessary to prove the appointment of the Directors who made the allotment or call nor the passing to the resolution nor any other matters whatsoever but proof of the matters set out in this Clause shall be conclusive evidence of the debt.

30.	(a)	The Directors may accept from a Member the whole or a part of the amount unpaid on a Share although no part of that amount has been called.
(b)
The Directors may authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such a rate, not exceeding the Prescribed Interest Rate, as is agreed between the Directors and the Member paying the sum.
	(c)	The Directors may at any time repay any amount so advanced upon.
(d)
Any advance payment by a Member does not confer on the Member a right to participate in profits during the period prior to the date on which the amount so advanced would but for such payment have become payable. Any amount paid or credited as paid on a share in advance of a call is not to be taken as paid or credited on the share for the purposes of determining voting entitlements.
31.
If at any time the Company undertakes a re-organisation of its capital, the number of partly paid shares shall be re-organised in the same proportion as the other classes of shares, any reorganisation shall not involve any cancellation or change to the amount payable and unpaid by the holder of any partly paid share.

Transfer of Shares

32.
Except where required by law or elsewhere in this Constitution there shall be no restriction on the transfer of shares. Subject to Clause 34 the instrument of transfer of any share shall be in writing in any usual or common form or in any other form which the Directors may approve and may consist of more than one document, no fee shall be charged on a transfer of shares.

33.
Subject to Clause 34, the instrument of transfer of a share shall be executed by or on behalf of both the transferor and the transferee or, where permitted by the provisions of the Corporations Law, by the transferor only. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

34.
The Company may participate in CHESS or in any other computerised or electronic share transfer system conducted in accordance with the Listing Rules and the SCH Business Rules (where applicable). If the Listing Rules or the SCH Business Rules provide that a written instrument of transfer is not required to transfer shares, then no written instrument will be required.

(a)
Subject to Clauses 38, 39 and 41 the Company shall not refuse to register or give effect to any instrument of transfer in registerable form of a fully or partly paid share.

(b)
The Company shall not be bound by or recognise any agreement to transfer or charge any share or any equitable contingent future or partial interest in any share or any other rights in respect of any share except an absolute right to that share in the person from time to time registered as the holder of that share.

35.
For a transfer of a Certificated Holding of shares:

(a)
the written instrument of transfer must be left at the Office or the office of the Company's share register;

(b)
the instrument of transfer must be accompanied by a certificate for the shares dealt with in the instrument of transfer, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

(c)
the Directors may require other evidence of the transferor's right to transfer the shares.

36.
Subject to Clause 37, for a transfer of an Uncertificated Holding of shares, the procedure shall be the same as in Clause 35, except that the written instrument of transfer need not be accompanied by a certificate for the shares dealt with in the instrument.

37.
If the Company participates in a computerised or electronic share transfer system conducted in accordance with the Listing Rules, then instruments of transfer shall be registered in accordance with the Listing Rules. A proper SCH transfer is taken to be recorded in the Company's share register and the name of the transferee to be registered as the holder of the securities comprised in the transfer, at the time when, under the SCH Business Rules, the proper SCH transfer takes effect.

38.
Whilst the Company participates in CHESS, the Company will comply with the SCH Business Rules and Listing Rules with respect to the registration of transfers of shares.

39.
Subject to the Listing Rules, the Directors may refuse to register any instrument or transfer of, or which includes, shares on which the Company has a lien or insofar as the Listing Rules apply to the Company, those Listing Rules permit such refusal.

40.
All powers of attorney granted by Members for the purpose (inter alia) of transferring shares which may be lodged, produced or exhibited to the Company shall as between the Company and the grantor of such powers be deemed to remain in full force and effect and the same may be acted upon until such time as express notice in writing of the revocation of the same or of death of the grantor has been lodged at the Office.

41.
Subject to the Listing Rules:

(a)
The Directors may request SCH to apply a holding lock to prevent a transfer of CHESS Approved Securities held on the SCH subregister or refuse to register any transfer of other shares if the Listing Rules so permits.

(b)
The Directors must request SCH to apply a holding lock to prevent a transfer of CHESS Approved Securities held on the SCH subregister or refuse to register any transfer of other shares:

i.
if the Listing Rules so require; or

ii.
if the transfer is in breach of the Listing Rules or any Restriction Agreement.

  Upon any refusal to register an instrument of transfer of shares hereunder or under Clause 37 or 39 the Directors shall give written notice of the refusal to the lodging party and the reasons for such refusal within five (5) business days after the date on which the instrument was lodged with the Company.

42.
All instruments of transfer which are registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register, except on the grounds of fraud, upon demand in writing shall be returned to the party presenting it.

43.
(a) In this Clause:

  "offer period" has the meaning given to that expression in Section 603 of the Corporations Law;

  "relevant day" in relation to a take over scheme, means the day that is the fourteenth day before the last day of the offer period;

  "proportional takeover scheme" has the meaning given to that expression in Section 603 of the Corporations Law;

  a reference to "a person associated with" another person has the meaning given to the expression "associate reference" in Sections 10,11,12 and 15 of the Corporations Law.

  (b)
  Subject to the SCH Business Rules the Listing Rules, where offers have been made under a proportional takeover scheme in respect of shares in a class of shares in the Company:

  (i)
  the registration of a transfer giving the effect to a contract resulting from the acceptance of an offer made under the takeover scheme is prohibited unless and until a resolution (in this sub-Clause referred to as an 'approving resolution') to approve the takeover scheme is passed in accordance with the provisions of this Constitution;

  (ii)
  (A) a person (other than the offeror or a person associated with the offerer) who, as at the end of the day on which the first offer under the takeover scheme was made, held shares included in that class is entitled to vote on an approving resolution and, for the purpose of so voting, is entitled to one vote for each of the last mentioned shares;

  (B)
  the offeror or a person associated with the offeror is not entitled to vote on an approving resolution;

  (iii)
  an approving resolution shall be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on the resolution; and,

  (iv)
  an approving resolution that has been voted on, shall be taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than one-half, and otherwise shall be taken to have been rejected.

  (c)
  The provisions of this Constitution that apply in relation to a general meeting of the Company shall, with such modifications as the circumstances require, apply in relation to a meeting that is convened under this Clause 43 and shall so apply as if the last mentioned meeting was a general meeting of the Company.

  (d)
  Where takeover offers have been made under a proportional takeover scheme then the Directors of the Company shall ensure that a resolution to approve the takeover scheme is voted on in accordance with this Clause 43 before the relevant day in relation to the takeover scheme.

  (e)
  Where as at the end of the day before the relevant day in relation to a proportional takeover scheme no resolution to approve the takeover scheme has been voted on in accordance with this Clause 43, a resolution to approve the takeover scheme shall for the purposes of this Clause 43 be deemed to have been passed in accordance with this Clause 43.

  (f)
  This Clause shall cease to have effect at the end of three (3) years from the date of its adoption.

Transmission of Shares

44.
In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder and the legal personal representative of the deceased where he was a sole holder, shall upon producing satisfactory proof of death be the only persons recognised by the Company as having any title to his interest in the share but nothing therein contained shall release the estate of a deceased joint holder from any liability in respect of any share which has been jointly held by him with any other person.

45.
Any person becoming entitled to a share in consequence of the death or the bankruptcy of a Member or to a share of a Member of unsound mind may, upon such information being produced as is properly required by the Directors and subject as provided in this Constitution, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of such share.

46.
If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall execute a transfer of the share to that person. All the provisions of this Constitution relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by that Member.

47.
A person entitled to be registered as a Member in respect of a share by transmission shall upon the production of such evidence as may from time to time be properly required by the Directors in that behalf, be entitled to the same dividends and other advantages and to the same rights (whether in relation to meetings or to voting, or otherwise), as the holder would have been, where two or more persons are jointly entitled to any share in consequence of the death of the holder they shall, for the purposes of this Constitution, be joint holders of the share.

48.
The Directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were a transferee named in an ordinary transfer presented for registration.

Forfeiture and Surrender of Shares

49.
If any Member fails to pay the whole or any part of any call or installment on or before the day appointed for payment the Directors may at any time thereafter while the same remains unpaid serve a notice on him requiring him to pay the call or instalment together with any interest that may have accrued thereon and interest up to the date of payment and any expenses that may have been incurred by the Company by reason of such non-payment.

50.
The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, the place where payment is to be made and shall state that in the event of non-payment on or before the day and at the place appointed the shares in respect of which such payment is due will be liable to be forfeited.

51.
If the requirements of any such notice are not complied with any share in respect of which such notice has been given at any time thereafter before payment required by the notice has been made may be forfeited by the Directors. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture but this right to forfeit the shares shall not affect the right of the Company to sue for any allotment moneys, calls, instalments, interest and expenses due in respect of such shares.

52.
The Directors may at any time before the forfeited shares have been sold or otherwise disposed of annul the forfeiture upon such conditions as they think fit.

53.
Every share which shall be forfeited may be sold or otherwise disposed of upon such terms and in such manner as the Directors think fit.

54.
A person whose shares have been forfeited ceases to be a Member in respect of the forfeited shares but shall be liable to pay and shall forthwith pay to the Company all money payable by him in respect of such shares at the time of forfeiture together with interest thereon from the time of forfeiture until payment at such rate as the Directors may determine and the Company may enforce the payment of such money as it shall think fit but shall not be under any obligation to do so.

55.
A statement in writing by a Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated therein shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

56.
The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may appoint some person to execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money if any nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture sale or disposal of the share.

57.
The Directors may accept the surrender of any paid up share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

58.
The provisions of this Constitution as to forfeiture shall apply in the case of non-payment of any amount which by the terms of issue of a share becomes payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

General Meetings

59.
The Directors may whenever they think fit convene a General Meeting provided that a General Meeting, to be called the Annual General Meeting must be held at least once every calendar year and held in accordance with the Corporations Law.

60.
Except as provided in Section 249D and Section 249F of the Law, no Member or Members shall be entitled to convene a General Meeting.

61.
A notice of a General Meeting shall be given in accordance with the Corporations Law and shall:

(a)
specify the place, the day and the time of the meeting and, if the meeting is to be held in two (2) or more places, the technology which will be used to facilitate this;

(b)
state the general nature of the business to be transacted at the meeting;

(c)
if a special resolution is to be proposed at the meeting set out the intention to propose the special resolution and state the resolution;

(d)
if a Member is entitled to appoint a proxy, include a statement setting out the following information.

(i)
that the Member is entitled to appoint a proxy;

(ii)
whether or not the proxy needs to be a Member of the Company;

(iii)
that a Member who is entitled to cast two (2) or more votes, may appoint two (2) proxies and may specify the proportion or number of votes each proxy is appointed to exercise.
62.
The accidental omission to give notice of any General Meeting to or the non-receipt of any such notice by any of the Members or the Auditors or the Directors or a Stock Exchange or the accidental omission to advertise (if necessary) such meeting shall not invalidate the proceedings at or any resolution passed at any such meeting.

63.
The Directors shall have power to postpone the holding of any General Meeting provided that the postponed meeting shall be held within twenty one (21) days of the date for which it was originally called. Whenever any meeting is postponed for ten (10) days or more then no less than two (2) days notice shall be sent to the Members of every such postponed meeting as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at such postponed meeting.

64.
If a Director is to be elected at a General Meeting of Members, the ASX must be advised of the date of the Meeting a least 5 business days prior to the closing date for the receipt of nominations.

65.
The ASX must be advised of the outcome of each resolution to be put to a General Meeting of Members immediately following the conclusion of the Meeting. In the case where the Meeting is adjourned, the ASX must be advised of the adjournment and the outcome of each resolution which was dealt with before the adjournment.

66.
A copy of any prepared announcement (including any prepared address by the Chairman) must be delivered to the ASX no later than the start of the Meeting.

Proceedings at General Meetings

67.
No business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as provided in Clause 69 three (3) Members present and holding at least one tenth of the issued capital for the time being shall be a quorum.

68.
If within fifteen minutes after the time appointed for the holding of a meeting a quorum is not present the meeting if convened upon the requisition of Members or for the purpose of winding up the Company voluntarily shall be dissolved but in any other case it shall stand adjourned to the first day thereafter not being a public holiday. A Saturday or a Sunday at the same time and place or to such other day time and place as the Directors may by notice to the shareholders appoint. If at such adjourned meeting a quorum is not present the Members present (being not less than two) shall be a quorum.

69.
The business of an Annual General Meeting shall be to receive and consider the profit and loss account, the balance sheet, the reports of the Directors and of the Auditors and the Directors Declaration required by the Corporations Law ought to be attached to the accounts of the Company, to elect Directors and to transact any other business which under this Constitution ought to be transacted at an annual general meeting. All business transacted at a General Meeting shall be deemed special.

70.
No Members shall as regards any special business be at liberty to move at any meeting any resolution not previously approved by the Directors unless he has given no less than fourteen (14) days previous notice in writing of his intention to move such resolution at such meeting by leaving such notice and a signed copy of the resolution at the Office whereupon the Secretary shall forthwith notify the Members if the notice convening the meeting has then been dispatched but otherwise notice thereof shall be included with the notice convening the Meeting.

71.
The Chairman or in his absence the Deputy Chairman (if any) shall be entitled to take the chair at every General Meeting. If there be no Chairman or Deputy Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such Meeting or is unwilling to act the Directors present may choose one of their number as a chairman and in default of their doing so the Members present shall choose one of the Directors to be chairman and if no Director present is willing to take the chair shall choose one of their number to be chairman.

72.
The Chairman of a Meeting at which the requisite quorum is present may with the consent of the meeting adjourn the same from time to time and from place to place as the Meeting shall determine but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Voting at General Meetings

73.
Subject to any rights or restrictions for the time being attached to any class, votes may be given either personally or by proxy or by attorney under power or in the case of a corporation by its duly authorised representative. No person shall be entitled to vote unless he is a Member and present in person or by proxy or attorney or is the representative of a corporation which is a Member and is duly authorised in accordance with the Corporations Law.

74.
Subject to any rights or restrictions for the time being attached to any class or classes of shares and to this Constitution:

(a)
On a show of hands every person present in the capacity of a Member or a proxy, attorney or representative (or in more than one of those capacities) has one vote; and

(b)
On a poll every person present who is a Member or proxy, attorney or Representative has:

i.
For each fully paid share that the person holds or represents—one vote; and

ii.
For each share other than a fully paid share that the person holds or represents—that proportion of one vote that the amount paid (not credited) on the share bears to the total amounts paid and payable on the share (excluding amounts credited).
75.
Every question submitted to a General Meeting shall be decided by a show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded by:

(a)
the Chairman;

(b)
at least five Members present having the right to vote at the meeting;

(c)
any Member or Members present representing not less than ten percent of the total voting rights of all the Members having the right to vote at the meeting; or

(d)
A Member or Members present holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than five (5) percent of the total sum paid up on all the shares conferring that right.

76.
A Member is not entitled to vote at a General Meeting unless all calls and other sums presently payable by him in respect of his shares have been paid.

77.
At any General Meeting (unless a poll is demanded as aforesaid) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority and an entry in the book of the minutes of proceedings of the Company signed by the chairman of that or the next succeeding meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

78.
If a poll is demanded it shall be taken in such manner and either by ballot or otherwise and at such time not exceeding fourteen days from the Meeting and at such place as the Chairman of the Meeting directs and either at once or after an interval or adjournment or otherwise and the result of the poll shall be the resolution of the meeting at which the poll was demanded. No poll shall be demanded on the election of a Chairman of the meeting and a poll demanded on any question of adjournment shall be taken at the meeting and without an adjournment. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded. The demand for a poll may be withdrawn.

79.
In the case of an equality of votes the Chairman of the meeting shall on a show of hands and on a poll have a casting vote in addition to his deliberative vote (if any).

80.
In the case of joint holders any one may vote but the vote of the person first named in the Register who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders. Several executors or administrators of a deceased Member shall for the purposes of this Clause be joint holders.

81.
Any person entitled under Clause 45 to transfer any shares may vote at any meeting in the same manner as if he were the holder of such shares provided that twenty four hours at least before the time of holding the meeting or adjourned meeting as the case may be at which he proposes to vote he shall satisfy the Directors of his right to transfer such shares unless the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

82.	(a)	An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.
	(b)	Any such objection must be referred to the chairman of the meeting, whose decision is final.
	(c)	A vote not disallowed under such an objection is valid for all purposes.
83.
The Chairman of any Meeting shall be sole judge of the validity of every vote tendered at the meeting and his determination shall be final and conclusive.

84.
An instrument appointing a proxy (and the power of attorney if any under which it is signed) shall be deposited at the Office not less than forty-eight (48) hours before the time for the holding of the meeting or adjourned meeting as the case may be at which the person named in such instrument proposes to vote.

85.
An instrument appointing a proxy shall be treated as valid providing the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a notarially certified copy of that power of attorney, is or are received at the Office of the Company, either by mail or by facsimile, or at such place, facsimile number or electronic address specified in the notice of meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote. An instrument appointed a proxy which is sent to a facsimile number or electronic address is not valid unless the transmission has been verified in the manner specified in the notice of meeting.

86.
A proxy may only be for a single meeting and each proxy shall specify the day upon which the meeting at which it is intended to be used is to be held and shall be available only at the meeting so specified and any postponement or adjournment of that meeting. Any proxy may be revoked at any time by notice in writing to the Company.

87.
An instrument appointing a proxy may specify the day upon which the meeting at which it is intended to be used is to be held and shall be available only at the meeting so specified and any postponement or adjournment of the meeting.

88.
Subject to the Listing Rules every instrument of proxy shall be in the form determined by the Directors from time to time and may make provision for the chairman of the meeting to act as proxy in the absence of any other appointment or if the person nominated fails to attend.

89.
A vote given or act done in accordance with the terms of an instrument of proxy or power of attorney shall be valid notwithstanding the previous death of the principal or revocation of the proxy or power of attorney or transfer of the share in respect of which the vote is given or act done provided that no duly authenticated intimation in writing of the dealt revocation or transfer shall have been received at the Office before the vote is given or act done.

Appointment and Removal of Directors

90.
The number of Directors shall not be less than three (3) nor until otherwise determined by a General Meeting more than ten (10).

91.
The shareholding qualification for Directors may be fixed by the Company in General Meeting and unless and until so fixed shall be nil shares.

92.
The Directors may at any time and from time to time appoint any other qualified person as a Director either to fill a casual vacancy or as an additional Director.

93.
Any Directors appointed under Clause 92 shall hold office only until the next following Annual General Meeting of the Company and shall then be eligible for re-election but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

94.
The continuing Directors may act notwithstanding any vacancy in their body but if the number falls below the minimum fixed in accordance with Clause 86, the Directors may act only for the purpose of increasing the number of Directors to the minimum or of summoning a General Meeting or in emergencies but for no other purpose.

95.
At every Annual General Meeting one-third of the Directors (except a Managing Director) or if their number is not a whole multiple of three then the number nearest to but not exceeding one-third shall retire from office PROVIDED THAT no Director (except a Managing Director) shall retain office for more than three years without submitting himself for re-election even though such submission results in more than one-third retiring from office.

96.
In every year the Directors to retire shall be the one-third or other nearest number who have been longest in office since their last election as between two or more who have been in office an equal length of time the Director to retire shall in default of agreement between them be determined by lot. A retiring Director shall be eligible for re-election.

97.
Unless the Directors decide to reduce the number of Directors in office the Company at any Annual General Meeting at which any Director retires may fill the vacated office by reelecting the same Director or electing some other qualified person.

98.
The Company may by ordinary resolution in General Meeting increase or reduce the number of Directors and make appointments and confirm appointments of Directors.

99.
No person except a Director retiring by rotation, a Director appointed by virtue of Clause 88 or a person recommended by the Directors for election shall be eligible for election to the office of Director at any General Meeting unless he or some Member intending to propose him has at least 30 business days before the meeting left at the Office a notice in writing duly signed by the nominee giving his consent to nomination and signifying his candidature for the office and the intention of such Member to propose him. Notice of each and every candidature shall at least 30 business days prior to the meeting at which an election is to take place be forwarded to all Members.

100.
Any Director may retire from office upon giving notice in writing to the Company of his intention to do so and such resignation shall take effect upon the expiration of the notice or its earlier acceptance.

101.
Subject to the provisions of the Corporations Law, the Company may by resolution passed at any General Meeting remove any Director before the expiration of his period of office and appoint another person in his stead. The person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held office.

102.
In addition to the circumstances in which the office of Director becomes vacant by virtue of the Law the office of Director shall be vacated if the Director:

(a)
becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(b)
absents himself from the meetings of Directors for a continuous period of six months without special leave of absence from the Directors and the Directors declare his seat to be vacant;

(c)
fails to pay any call due on any shares held by him for the space of one month or such further time as the Directors shall allow after the time when the call shall have been made.

Alternate Director

103.
Each Director (other than an Associate Director) shall have power from time to time to nominate any person approved for that purpose by a majority of his co-directors to act as an Alternate Director in his place. Any such person while he holds office shall for all purposes be a Director of the Company and shall have the same rights and powers and be subject in all respects to the same terms and conditions except remuneration and share qualification as exist with reference to other Directors except that tie shall not be taken into account in determining the number of Directors.

104.
A Director may at any time revoke or suspend the appointment of an Alternate Director appointed by him. The Directors may at any time suspend or remove an Alternate Director by resolution after giving the appointor reasonable notice of their intention so to do.

105.
Every appointment suspension or removal under Clause 99 or 100 shall be effected by notice in writing signed by the Director making the same.

106.
The appointment of an Alternate Director shall automatically cease on the occurrence of any of the following events:

(a)
if, by notice in writing, left at the Office, the Director by whom he was appointed revokes that appointment;

(b)
on the happening of any event which, if he were a Director, would cause him to vacate the office of Director; or

(c)
if by writing under his hand, left at the Office, he shall resign such appointment; or

(d)
the Director by whom he was appointed ceases to be a director.

107.
A Director or any other person may act as Alternate Director to represent more than one Director.

Managing Director

108.
The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and define, limit and restrict his or their powers and fix his or their remuneration and duties and may from time to time (subject to the provisions of any contract between him or them and the Company) remove him or them from office and appoint another or others in his or their place or places.

109.
A Managing Director or if there is more than one Managing Director, one Managing Director shall not be subject to retirement by rotation and he shall not be taken into account in determining the rotation by retirement of Directors but he shall, subject to the provisions of any contract between him and the Company and to this Constitution, be subject to the same provisions as to resignation, disqualification and removal as the other Directors and if he ceases to hold the office of Director from any cause he shall immediately cease to be a Managing Director.

110.
In the event of the Managing Director becoming at any time in any way incapable of acting as such the Directors may appoint any other Director to act temporarily as Managing Director.

111.
Subject to the provision of any contract between the Company and Managing Director, the remuneration of a Managing Director shall be fixed from time to time by the Directors and may be by way of fixed salary or participation in profits of the Company or of any other company in which the Company is interested or by any or all of those modes but shall not be by way of commission on or percentage of turnover of the Company and unless otherwise determined by the Company in General Meeting may be in addition to any remuneration which he may receive as a Director of the Company.

Remuneration of Directors

112.
The Directors shall be paid out of the funds of the Company as remuneration for their ordinary services as Directors such sum as may from time to time be determined by the Company in General Meeting. Such remuneration shall be by a fixed sum and shall not be by way of a commission on or percentage of the turnover of the Company or (except in the case of a Managing Director or other Executive Director) its profits. The sum so fixed shall be divided amongst the Directors in such proportion and manner as they shall from time to time agree or in default of agreement equally.

113.
The Directors shall also be entitled to be paid their travelling and other expenses incurred in connection with their attendance at Board Meetings and otherwise in the execution of their duties as Directors.

114.
Any Director who being willing is called upon to perform extra services or to make any special exertions or to undertake any executive or other work for the Company beyond his ordinary duties or to go or reside abroad or otherwise for any of the purposes of the Company shall be remunerated either by a fixed sum or salary as may be determined by the Directors and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.

115.
In the event of a proposal to increase the remuneration of the Directors for their ordinary services the notice calling the General Meeting at which such increase is to be proposed shall state the amount of the proposed increase and the maximum sum that may be paid.

116.
The remuneration of each Director for his ordinary services shall accrue from day to day and shall be apportioned accordingly. A resolution of Directors cancelling, suspending, reducing or postponing payment of such remuneration or any part thereof shall bind all the Directors for the time being.

117.	(a)	Upon a Director ceasing or at any time after his ceasing whether by retirement or otherwise to hold that office, the Directors may pay to the former Director, or in the case of his death to his legal personal representative, or to his dependants or any of them a lump sum payment in respect of past services of such Director of an amount not exceeding the amount permitted by Law or the Listing Rules. The Company may contract with any Director other than an Executive Director to secure payment of any such sum to him, to his legal personal representative or to his dependants or any of them.
(b)
A determination made by the Directors in good faith that a person is or was at the time of the death of such Director a dependant of such Director shall be conclusive for all purposes of paragraph (a) of this Clause.

Proceedings of Directors

118.
The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they see fit.

119.
A quorum of Directors may be fixed by the Directors and unless so fixed, is two.

120.
A Director may at any time and the Secretary upon the request of a Director shall convene a meeting of the Directors.

121.
At least twenty four hours notice of every Directors' meeting shall be given to each Director and Alternate Director unless all Directors agree otherwise.

122.	(a)	For the purposes of this Constitution, the contemporaneous linking together by instantaneous communication device of a number of consenting Directors being no less than the quorum, whether or not any one or more of the Directors is out of Australia, shall be deemed to constitute a meeting of the Directors and all the provisions of this Constitution as to meetings of the Directors shall apply to such meeting held by instantaneous communication device so long as the following conditions are met:
    (i)
    all the Directors for the time being entitled to receive notice of the meeting of Directors (including any alternate for any Director) shall be entitled to notice of a meeting by instantaneous communication device and to be linked by instantaneous communication device for the purposes of such meeting;

    (ii)
    notice of any such meeting shall be given on the instantaneous communications device or in any other manner permitted by the Clauses;

    (iii)
    each of the Directors taking part in the meeting by instantaneous communications device must be able to hear each of the other Directors taking part at the commencement of the meeting;

    (iv)
    at the commencement of the meeting each Director must acknowledge his presence for the purpose of a meeting of the Directors of the Company to all the other Directors taking part.
  (b)
  A Director may not leave the meeting by disconnecting his instantaneous communication device unless he has previously obtained the express consent of the Chairman of the meeting and a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting by instantaneous communication device unless he has previously obtained the express consent of the Chairman of the meeting to leave the meeting as set out in this Clause.

  (c)
  A minute of the proceedings at such meeting by instantaneous communications device shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the Chairman of the meeting.

  (d)
  For the purpose of this Clause "instantaneous communication device" includes telephone, television or any other form of audio or audio visual device which permits instantaneous communication.

123.
Questions arising at any meeting of the Directors shall be decided by a majority of votes and each Director shall have one vote, A person who is an Alternate Director shall be entitled (in addition to his own vote if he is a Director) to one vote on behalf of each Director whom he represents as an Alternate Director at the meeting and who is not personally present. In case of an equality of votes provided more than two Directors present are competent to vote on the question at issue but not otherwise the Chairman shall have a second or casting vote.

124.
The Directors may elect one of their number to be Chairman of their meetings and may determine the period for which he is to hold office. If no Chairman is elected or if at any meeting the Chairman is not present within half an hour of the time appointed for holding the meeting, the Directors present shall choose one of their number to be Chairman of such meeting. The Directors may from time to time appoint a Deputy Chairman who in the absence of the Chairman at a meeting of the Directors may exercise all the powers and authorities of the Chairman.

125.
A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form each signed by one or more Directors. Every resolution so approved and signed shall be as soon as practicable be entered in the Minutes of the Directors' meetings. A telex, telegram, facsimile or such similar means of communication addressed to or received by the Company and purporting to be signed by a Director shall for the purpose of this Clause be in writing signed by such Director.

126.
No Director shall be entitled to be present in person or by an Alternate Director or to vote at a meeting of Directors or to be reckoned in a quorum if and as often as he shall have failed to pay any call to the Company on shares held by him after the date upon which the call should have been paid.

127.	(a)	The Directors may delegate any of their powers to committees consisting of such Directors as they think fit and may from time to time revoke such delegation. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Directors.
(b)
Except as set out in this Clause, the meetings and proceedings of any such committee consisting of two or more Members shall be governed by the provisions contained in this Clause for regulating the meetings and proceedings of the Directors.
128.
All acts done at any meeting of Directors or of a committee of Directors or by any person acting as a Director or by any person purporting to act as an attorney under power of the Company shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in office of such Director or person or attorney or that they or any of them were disqualified or were not entitled to vote be as valid as if every such person had been duly appointed or had duly continued in office and was qualified to be a Director or attorney and was entitled to vote.

Directors' Contracts with Company

129.	(a)	No director shall be disqualified by his office from holding any other office or place of profit under the Company or any of its subsidiary companies or under any company in which the Company is or becomes a shareholder or is otherwise interested or from contracting or arranging with this Company or any other such company either as vendor, purchaser or otherwise howsoever nor shall any such contract or any contract or arrangement entered into or to be entered into by or from or on behalf of the Company in which the Director shall or maybe in any way interested be avoided nor shall the Director so contracting or being so interested be liable to account to the Company for any profit arising from any such office or place of profit or realised by any such contract or arrangement by reason only of the Director holding that office or of the fiduciary relationship thereby established but the nature of the Director's interest must be disclosed by him before or at the meeting of Directors at which the question of entering into the contract or arrangement is first taken into consideration if his interest then exists or in any other case at the first meeting of the Directors after he becomes so interested. Such Director may as a Director vote in respect of any contract or arrangement in which he is so interested other than any such contract or arrangement in which he has directly or indirectly a material interest and if he does so vote when prohibited by this Clause his vote shall not be counted. Any such Director may be counted in forming a quorum and may join in the authorisation of the affixing of the Seal to any document evidencing such contract or arrangement and may attest the affixing thereto of the Seal or the common seal of any subsidiary company or any other company or corporation of which the Director may be a Director and which is a party to any such document.

  (b)
  The prohibitions contained in Sub-Clause (a) shall not apply to:

  (i)
  any arrangement for giving any Director any security or indemnity in respect of money lent by him to or obligations undertaken by him for the benefit of the Company; or

  (ii)
  any arrangement for the giving by the Company of any security to a third party in respect of a debtor obligation of the Company for which the Director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security.
130.
A general notice given to the Directors by any Director to the effect that he is an officer or a Member of or interested in any specified firm or corporation and is to be regarded as interested in all transactions with such firm or corporation shall be sufficient disclosure as required by the Law as regards such Director and the said transactions and after such general notice it shall not be necessary for such Director to give any special notice relating to any particular transaction with such firm or corporation.

131.
A Director of the Company may be or become a director or other officer of, or otherwise interested in. any corporation promoted by the Company or in which the Company may be interested as shareholder or otherwise, or which holds shares in the Company, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such a corporation. The Directors may exercise the voting power conferred by the shares or other interest in any such other corporation held or owned by the Company, or exercisable by them as directors of such other corporation in such manner in all respects as they think fit (including the exercise in favour of any resolution appointing themselves or any of them directors or other officers of such corporation), and any Director may vote in favour of the exercise of such voting rights, notwithstanding that he may be, or be about to be, appointed a director or other officer of such corporation and as such is or may become interested in the exercise of such voting rights.

Powers and Duties of Directors

132.
Subject to the Law and to any other provisions of this Constitution, the management and control of the business of the Company shall be vested in the Directors who may exercise all such powers of the Company as are not hereby or by the Law required to be exercised by the Company in General Meeting; but no Clause made or resolution of the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if the Clause or resolution had not been made or passed provided that any sale of the Company's main undertaking shall only be made subject to approval or ratification by a General Meeting.

133.
The Directors shall have power to raise or borrow any sum or sums of money and to secure the payment or repayment of such moneys and any other obligation or liability of the Company in such manner and on such terms and conditions in all respects as they think fit whether upon the security of any mortgage or by the issue of debentures or debenture stock of the Company charged upon all or any of the property of the Company (both present and future) including its goodwill undertaking and uncalled capital for the time being or upon bills of exchange promissory notes or other obligations or otherwise.

134.
Without limiting the generality of the foregoing, it is expressly declared that the Directors shall have power to make such loans to and to provide such guarantees and security for obligations undertaken by Directors of the Company as may be permitted by the Law or by resolution in accordance with the Law but not otherwise.

135.
All cheques promissory notes drafts bills of exchange and other negotiable instruments and all receipts for money paid to the Company may be signed drawn accepted endorsed or otherwise executed as the case may be in such manner as the Directors from time to time determine.

136.
The Directors may exercise all the powers of the Company in relation to any official seal for use outside the State and in relation to branch Registers.

137.
The Directors may from time to time by power of attorney appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers authorities and discretions vested in him.

138.
The Directors may from time to time confer upon any Director for the time being or such other person as they may select such of the powers exercisable under the Clauses by the Directors as they may think fit for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as are expedient; and they may confer such powers either collaterally with or the exclusion of and in substitution for all or any of the powers of the Directors in that behalf; and may from time to time revoke withdraw alter or vary all or any of such powers.

139.
Notwithstanding anything contained in this Constitution if it be found that some formality required by this Constitution to be done has been inadvertently omitted such omission shall not invalidate any Resolution act matter or thing which but for such omission would have been valid unless it is proved to the satisfaction of the Directors or a majority of them that such omission has directly prejudiced any Member financially. The decision of the Directors shall be conclusive and final and shall be binding on all Members.

Secretary

140.
A Secretary shall hold office for such term, at such remuneration and upon such conditions as the Directors may think fit. The Directors may at any time appoint a person Acting Secretary or as a temporary substitute for a Secretary.

Minutes

141.
The Directors shall cause minutes to be duly entered in books provided for the purpose of recording

(a)
the names of the Directors present at each meeting of the Directors;

(b)
all orders resolutions and proceedings of General Meetings and of meetings of the Directors and committees; and

(c)
such matters as are required by the Law to be contained therein.

  Any such minutes if purporting to be signed by any person purporting to be the Chairman of such meeting or to be the Chairman of the next succeeding meeting shall be received in evidence without any further proof as sufficient evidence that the matters and things recorded by or appearing in such minutes actually took place or happened as recorded or appearing and of the regularity of such matters or things in all respects and that the same took place at a meeting duly convened and held.

Seal

142.	(a)	The Company may have a common seal which must bear the name of the Company and its ACN as required by the Law. The directors must provide for the safe custody of the seal.
	(b)	If the Company does have a common seal it must be affixed to every document executed by the Company and must be witnessed by:

    (i)
    two directors of the Company; or

    (ii)
    a director and a secretary of the Company.

  (c)
  If the Company does not have a common seal, a document is executed if it is signed by:

  (i)
  two directors of the Company, or

  (ii)
  a director and a secretary of the Company.

Branch Register

143.
The Directors may make such provisions as they think fit respecting the keeping of any Branch register and the Directors may appoint any such person as they think fit to approve of the register or reject transfers and make entries in any Branch Register and to issue certificates in respect of shares on the Branch Register and may make such other provision relating to such approval or entries as they may think fit.

144.
The Directors may transfer shares from one Register to another and may at any time discontinue any Branch Register. No fee shall be charged on any transfer between two Registers both being within Australia.

Dividends

145.
The Directors may authorise the payment by the Company to the Members of such dividends as appear to the Directors to be justified by the profits of the Company. All dividends must be paid in accordance with the timetable set out in the Listing Rules.

146.
Dividends may only be paid out of the profits of the Company. Interest is not payable by the Company in respect of any dividend.

147.
The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends.

148.	(a)	Subject to the rights of persons (if any) entitled to shares with special rights as to dividends all dividends shall be paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.
(b)
The sum paid upon a share on which all amounts payable have not been paid or credited as paid is that proportion of the sum referred to in paragraph (a) that the amount paid (not credited) on the share bears to the total of the amounts paid and payable (excluding amounts credited) on the share.
	(c)	An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this paragraph to be paid or credited as paid on the share.
149.
The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

150.	(a)	The payment of any dividend may be made by payment in cash, the issue of shares, the grant of options or the transfer of assets.
(b)
Where a difficulty arises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as they consider expedient.

151.
(a) Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to:

  (i)
  the address of the holder as shown in the Register of Members, or in the case of joint holders, to the address shown in the Register of Members as the address of the joint holder just first named in that Register; or

  (ii)
  to such other address as the holder or joint holders in writing directs or direct.

(b)
Any one of two or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

152.
Subject to the provisions of the Unclaimed Money Act, 1982 all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by Directors for the benefit of the Company until claimed.

153.
All dividends and interest shall belong and be paid (subject to any lien of the Company) to those Members whose names are on the Register at the date at which such dividend or bonus is declared or at the date on which such interest is payable respectively, or at such other date as the Directors may determine, notwithstanding any subsequent transfer or transmission of shares.

154.
The Directors may retain the dividends or bonuses payable on shares in respect of which any person is entitled to become a Member under the 'Transmission Clause' or which any person is under that Clause entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

155.
The Directors may from time to time grant to Members or any class of Members or to the holders of any convertible notes debentures or unsecured notes of the Company the right upon such terms and conditions as the Directors may determine to elect to re-invest all or part of the dividends interest or any other moneys (as the case may be) paid by the Company in respect of any such holdings in subscribing for shares of the same or, at the Directors discretion, a different class in the capital of the Company or in subscribing for convertible notes debentures unsecured notes or any other securities issued or to be issued by the Company and for any such purposes may implement and maintain on such terms and conditions as they may determine from time to time any scheme or plan for such reinvestment and may at their absolute discretion modify or terminate any such scheme or plan by not less than one (1) months notice in writing to all Members and holders of any convertible notes debentures or unsecured notes issued by the Company as the case may be eligible to participate in such scheme or plan.

Capitalisation of Profits

156.
The Directors may resolve that it is desirable to capitalise any amount, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members, and that sum be applied, in any of the ways mentioned in Clause 153 for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that amount by way of dividend and such distribution or payment shall be accepted by such Members in full satisfaction of their interests in the said capitalised amount.

157.
The ways in which an amount may be applied for the benefit of Members under Clause 152 are:

(a)
in paying up any amounts unpaid on shares held by Members;

(b)
in payment up in full unissued shares or debentures to be issued to Members as fully paid; or

(c)
partly as mentioned in (a) and partly as mentioned in (b).

158.
The Directors shall do all things necessary to give effect to the resolution and in particular to the extent necessary to adjust the rights of the Members among themselves, may:

(a)
issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions;

(b)
fix the value for distribution of any specific assets or any part of such assets;

(c)
determine that cash payments shall be made to any Members upon the footing of the value so fixed or that fractions of less value than fifty cents may be disregarded in order to adjust rights of all parties;

(d)
vest any such cash or specific assets in trustees upon trusts for the persons entitled to the dividend or capitalised funds;

(e)
authorise any person to make, on behalf of the Members entitled to any further shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid, on their behalf further shares or debentures or for the payment up by the Company on their behalf of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised:

and any agreement made under an authority referred to in paragraph (e) is effective and binding on all the Members concerned.

Inspection of Records

159.
The Directors shall determine whether and to what extent and at what times and places and under what conditions the accounting records and other documents and records of the Company or any of them shall be open to the inspection of Members other than Directors and no Member other than a Director shall have any right of inspecting any account or book or document of the Company except as provided by Law or authorised by the Board or by the Company in General Meeting.

160.
No Member (not being a Director) shall be entitled to require or receive any information concerning the business trading or customers of the Company or any trade secret process or other confidential information of or used by the Company.

Notices

161.
A notice may be given by the Company to any Member either:

(a)
by serving it on the Member personally;

(b)
by sending it by post to the Member at his address as shown in the register of Members or the address supplied by the Member to the Company for the giving of notices,

(c)
by sending it by facsimile transmission to a facsimile number nominated by the Member to the Company for the giving of notices; or

(d)
by sending it by way of electronic transmission to an electronic address nominated by the Member to the Company for the giving of notices.

162.
Where a notice is sent by post, service of the notice shall be deemed to be given on the day three (3) days after the date of its posting.

163.
Where a notice is sent by facsimile or other electronic means, service of the notice shall be deemed to be given on the business day after it is sent.

164.
A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register of Members in respect of the share.

165.
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a pre-paid letter addressed to them by name, or by the title or representative of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, within Australia supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

166.
(a) Notice of every General Meeting shall be given in any manner authorised to:

  (i)
  every Member having a right to attend and vote at the meeting, except those Members who (having no registered address within the State) have not supplied to the Company an address for the giving of notices to them;

  (ii)
  every person entitled to a share in consequence of the death or bankruptcy of a Member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting;

  (iii)
  the Auditor for the time being of the Company;

  (iv)
  every Director of the Company;

  (v)
  every preference shareholder; and

  (vi)
  the ASX.

(b)
no other person shall be entitled to receive notices of General Meetings.

167.
Any Notice of a General Meeting or other document must be sent to Members who reside overseas by airmail or by facsimile.

168.
A copy of any document which is sent to Members must be immediately given to the Company Announcements Office of the ASX.

169.
Any document which is for release to the market, any document for which the ASX has specified the Company Announcements Office as the place for giving the ASX the document, any document which is in response to correspondence from the Company Announcements Office and any prospectus, information memorandum, takeover document, trust deed in relation to debt securities or convertible debt securities or a copy of the Constitution, must be delivered to the Company Announcements Office of the ASK.

170.
Any document which is not for release to the market, any document which the ASX has specified the Home Branch as the place for giving the ASX the document and any document which is in response to correspondence from the Home Branch for which the ASX has not specified that the response is to be sent to the Company Announcements Office, must be delivered to the Home Branch of the ASX.

Disposal of Main Undertaking

171.
The Directors may not dispose of the main undertaking of the Company without first obtaining the approval of the holders of ordinary shares and must comply with the requirements of the Listing Rules.

Indemnity and Insurance

172.
Subject to the Law, the Company may indemnify any Director, Secretary, Executive Officer or Auditor of the Company against a liability:

(a)
incurred by the Director, Secretary, Executive Officer or Auditor acting in that capacity to a person other than the Company or a related body corporate where the liability does not arise out of lack of good faith;

  (b)
  for the costs and expenses incurred by the Director, Secretary, Executive Officer or Auditor:

  (i)
  in defending proceedings, whether civil or criminal, in which judgement is given in favour of the Director or Secretary, Executive Officer or Auditor or in which he or she is acquitted, or

  (ii)
  in connection with an application, in relation to such proceedings, in which the court grants relief to the Director, Secretary, Executive Officer or Auditor under the Law.
173.
Every Employee who is not a Director, Secretary, Executive Officer will be indemnified out of the property of the Company against a liability:

(a)
incurred by the employee acting in the capacity;

(b)
for the costs and expenses incurred by an employee:

(i)
in defending proceedings, whether civil or criminal, in which judgement is given in favour of the employee or in which the person is acquitted; or

(ii)
in connection with an application, in relation to such proceedings, in which the Court grants relief to the employee under the Law.
174.
Subject to the Law, the Company may pay insurance premiums in respect of insurance for the benefit of a Director, Secretary, Executive Officer or Auditor acting in the capacity against:

(a)
costs and expenses in defending any proceedings, whether civil or criminal, whatever their outcome; or

(b)
a liability arising from negligence or other conduct not being liability incurred by the person acting in that capacity and arising out of conduct involving a willful breach of duty in relation to the company or a breach of the provisions of the Law dealing with improper use of inside information or position.

175.
The Company may pay insurance premiums in respect of insurance for the benefit of an employee of the company who is not a Director, Secretary, Executive Officer concerned in the management of the Company.

Winding up

176.
If the Company is wound up the liquidator may with the sanction of a special resolution divide amongst the Members in-kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not and may for that purpose set such value as he deems fair upon any property to be so divided and may determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like sanction thinks fit but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

177.
The Company in General Meeting shall not fix the remuneration to be paid to a liquidator pursuant to the Law unless at least fourteen days notice of the Meeting has been given to the Members and such notice has specified the amount of the proposed remuneration of the liquidator.

Compliance with Listing Rules

178.
If the Company has been admitted to the Official List of the ASX, the following clauses apply:

(a)
Notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done.

(b)
Nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done.

  (c)
  If the listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

  (d)
  If the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision.

  (e)
  If the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.

  (f)
  If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

Discovery of Secrets

179.
No Member shall be entitled to acquire or receive any information concerning the Company's business, trading or customers, or any trade secret or secret process of or used by the Company, beyond such information as to the accounts and business of the Company as is by these presents or by the Company as is by these presents or by the Law directed to be laid before the Company in General Meeting.

Share Capital and Share Rights

180.
All the shares to be issued by the Company shall be ordinary shares and will have equal rights as regards to voting, dividend and participation in any surplus on winding up.

Unmarketable Parcels

181.
Rule 181 has effect notwithstanding any other provisions of this Constitution to the contrary, except the provisions of Rule 161.

(a)
Subject to the Listing Rules, Rule 181 may be invoked only once in any 12 month period after its adoption or re-adoption, except as provided in Rule 181(c).

(b)
Rule 181 ceases to have effect on the day 12 months after the later of the adoption of this Constitution and the latest re-adoption of this Rule.

(c)
Rule 181 ceases to have effect in respect of Unmarketable Parcels that become subject to a takeover scheme or takeover announcement and which, on the announcement of the takeover scheme or takeover announcement, have not been sold, but the procedure under Rule 181 may be started again after the close of the offers made under the takeover scheme or takeover announcement.

(d)
The Company must give notice to each Minority Member that the Company intends to invoke Rule 181 to effect the sale of the Minority Member's Unmarketable Parcel.

(e)
A notice to a Minority Member under Rule 181(d) must nominate a date, not earlier than six weeks after the date of service of the notice, as the effective date for the purposes of the sale.

(f)
If a Minority Member:

(a)
has not by the effective date given notice in writing to the Company that the Minority Member wishes to retain the Minority Member's shares; or

(b)
having given such a notice, revokes or withdraws it by the effective date, then immediately after the effective date the Company is constituted the agent of the Minority Member to sell the Minority Member's Shares within a reasonable time through a member of the Exchange and to deal with the proceeds of those Shares in accordance with Rule 181(g).
(g)
A transfer of the Minority Member's Shares sold under Rule 181(1) may be executed on behalf of the Minority Member by an officer of the Company. If the Shares of two or more

    Minority Members are sold at or about the same time to one person, the transfer may be effected by one instrument of transfer.

  (h)
  After the Company receives the proceeds of sale of a Minority Member's Shares:

  (a)
  it may enter the name of the transferee in the Register as the holder of the shares sold, remove the name of the Minority Member as holder of those Shares and cancel the relevant share certificate or certificates;

  (b)
  it must, if the Minority Member has not surrendered to the Company the certificates (if issued) for the Shares or if the certificate or certificates have been lost or destroyed and the Minority Member has not delivered to the company a statement and undertaking in a form acceptable to the Directors that the certificate or certificates have been lost or destroyed, give notice to the Minority Member not later than 14 days after receipt of the proceeds of sale stating that:

  (i)
  the Shares have been sold, the price per Share at which they were sold, and the total proceeds of sale received; and

  (ii)
  the proceeds of sale will be retained by the Company pending surrender of the certificate or certificates for the shares or delivery of the statement and undertaking referred to;

  (c)
  within 14 days of the later of:

  (i)
  receipt by the Company or proceeds of sale; and

  (ii)
  the certificate or certificates (if issued) for the Shares being surrendered or the statement and undertaking referred to being delivered by the Minority Member to the Company,

  (iii)
  ensure that the proceeds are sent to the Minority Member by cheque or warrant posted to the Minority Member's registered address (or, in the case of joint holders, to the address of the holder whose name is shown first in the Register), the cheque or warrant to be made payable to or to the order of the Minority Member (or, in the case of joint holders, to or to the order of them jointly); and

  (d)
  if the proceeds of sale are unclaimed or the Minority Member fails to surrender the certificate or certificates (if issued) for the Shares or to deliver the statement and undertaking referred to, apply the process of sale (subject to Rule 181 (j)) in accordance with the applicable laws dealing with unclaimed moneys.

  (i)
  A Minority Member to whom notice is given under Rule 181(h)(b) must promptly surrender to the Company the certificate or certificates (if issued) for the Minority Member's Shares or the statement and undertaking referred to.

  (j)
  A Minority Member whose Shares are sold by the Company under this Rule 181 indemnifies the Company against any liability or loss arising from and any costs, charges and expenses incurred in connection with, any claim made by any person (other than the Minority Members) who has or claims to have any equitable or other claim to or interest in all or any of those Shares. The Company has the right to pay out of or set off against the proceeds of sale of those Shares all sums necessary to meet this indemnity.

  (k)
  The Company may treat the Minority Member as the absolute owner of the Minority Member's Shares and, subject to Rule 181(h), solely entitled to receive the proceeds of sale and the Company is not, except as ordered by a court of competent jurisdiction or as required by statute, bound to recognise any equitable or other claim to or interest in those shares or the process of sale on the part of any person (other than the Minority Member) even when the Company has notice of it.

  (l)
  The transferee of the Minority Member's Shares is not required to see to the regularity of the sale or application of the process of sale and, after the transferee's name is entered in the Register as the holder of the Minority Member's Shares, the validity of the transferee's title may not be questioned by any person, and the remedy of any person aggrieved by the sale is in damages only and against the Company exclusively.

  (m)
  The Company must bear all costs incurred as a result of the sale of the Minority Member's Shares that are not borne by the purchaser.

QuickLinks

  Exhibit 1.1
Corporations Law A Company Limited by Shares CONSTITUTION OF DUKETON GOLDFIELDS LIMITED A.C.N. 009 212 328
  Form 240
Corporations Law A Company Limited by Shares CONSTITUTION OF DUKETON GOLDFIELDS LIMITED A.C.N. 009 212 328 Australian Company Services Pty Limited ACN 003 961 733 Level 7, 14 Martin Place Sydney NSW 2000 Ph: (02) 9224 8925 Fax: (02) 9224 8995
CONSTITUTION OF DUKETON GOLDFIELDS LIMITED (formerly Duketon Goldfields NL) A.C.N. 009 212 328
TABLE OF CONTENTS
DUKETON GOLDFIELDS LIMITED ACN 009 212 328 A Company Limited by Shares Registered under the Corporations Law of Western Australia CONSTITUTION
Interpretation
Capital and Variation of Rights
Restricted Securities
Share Certificates
Lien
Calls on Shares
Transfer of Shares
Transmission of Shares
Forfeiture and Surrender of Shares
General Meetings
Proceedings at General Meetings
Voting at General Meetings
Appointment and Removal of Directors
Alternate Director
Managing Director
Remuneration of Directors
Proceedings of Directors
Directors' Contracts with Company
Powers and Duties of Directors
Secretary
Minutes
Seal
Branch Register
Dividends
Capitalisation of Profits
Inspection of Records
Notices
Disposal of Main Undertaking
Indemnity and Insurance
Winding up
Compliance with Listing Rules
Discovery of Secrets
Share Capital and Share Rights
Unmarketable Parcels